LICENSE AGREEMENT PRIVATE

This License Agreement made this 9th day of January , 1999.

BETWEEN:
		E.T.C. INDUSTRIES LTD.
		1180 - 666 Burrard Street
		Vancouver, B.C.
		V6C 2X8

		(the Licensor)

				OF THE FIRST PART

AND:
		DIRECTION TECHNOLOGIES INC.
		#723 - 250 H Street
		Blaine, WA  98230

		(the Licensee)
				OF THE SECOND PART

WHEREAS:

A.	The Licensor is engaged in the research, development,
manufacturing and marketing of proprietary electric vehicle technology and holds 100% of the beneficial and legal title in respect of such technology including without limitation: common law trademarks and copyrights; the sole right to make application for patents, trademarks, and copyrights in respect of the Technology; engineering designs; concepts; models; prototypes; parts; manufacturing machines and tools; trade secrets; know-how and show-how associated with electric vehicles (collectively, the Technology).

B.	The Licensor is willing to disclose to the Licensee, its
agents and employees, the Technology and such other production knowledge and technical knowledge and technical experience, and generally to advise and assist the Licensee and its technical staff at reasonable times and in reasonable ways to facilitate the Licensees objective of producing electric vehicles embodying the Technology (the Products).

	NOW THEREFORE IN CONSIDERATION of one (1) dollar (the receipt and sufficiency of which is hereby acknowledged), the premises, other good and valuable consideration and of the covenants and agreements herein contained, the parties hereto covenant and agree as follows:

I.	LICENSE

	The Licensor hereby grants to the Licensee, a license for the exclusive rights to manufacture and market the Products
(collectively, the Rights) world-wide (collectively, the Territory)

	Upon any termination or cancellation of this License
Agreement for any reason, the license shall terminate.

II.	CONDITION PRECEDENTS

	The obligations in this License Agreement shall be subject to the final approval of all regulatory authorities having jurisdiction over the transactions contemplated hereunder, including the Vancouver Stock Exchange.

III.	LICENSE FEE, ROYALTY AND TERM

	A.	As used in this section Net Sales Price means the
price paid for a Product to the Licensee by a customer of the Licensee less: any applicable sales, excise, customs or other tax on sales of the Products by the Licensee and transportation, freight and delivery expenses.

	B.	In consideration of:

		1.	$50,000 USD

		2.	royalties of 2% of the Gross Sales Price as
recorded by the Licensee on every product sold,
to be paid payable monthly on the first day of
the month; and
		3.	the Licensee agreeing to use its best efforts
in
the development and production of a multi-passenger, short haul, commercial vehicle suitable for hotel, resort and high traffic local markets

		and subject to fulfilment of the terms and conditions contained herein, the Licensor shall license the Rights to the Licensee free and clear of all liens, claims, charges and encumbrances whatsoever.

	C.	Each payment made pursuant to the provisions of this
License Agreement shall be accompanied by a statement signed by the
Licensee, stating in detail the aggregate amount of the Licensees
Gross Sales Prices for the Products sold during the period in respect of which the royalty is payable hereunder.

	D.	The term of this License Agreement shall be five (5)
years (the Initial Term) commencing from the date of approval of the regulatory authorities and shall be renewable for another five
(5) years under the same terms and conditions, unless:

		1.	the Licensee is in default of this License
Agreement

		2.	the Licensee or the Licensor elects not to
renew
this License Agreement; or

		3.	the Licensee does not achieve annual gross
sales
of CDN$2,000,000 within the Initial Term:

	E.	Notwithstanding any provision herein, this License
Agreement may be terminated after two years from the commencement of the Initial Term if the Licensee fails to build 3 prototype electric vehicles based on the Technology within such two year period.

IV.	ASSIST IN ESTABLISHING PRODUCTION FACILITIES

	The Licensor will advise and assist the Licensee in establishing and installing such production facilities and procuring and installing such equipment therefor as the Licensee may need for the manufacture of the Products, and thereafter will advise the Licensee in the operation of such production facilities and equipment as hereinafter provided.

V.	PROVISION OF INFORMATION

	During the term of this License Agreement, the Licensor shall make available to the Licensee full and complete technical information from time to time possessed by the Licensor relating to the Products, and the use of all assets as outlined in Schedule A.

VI.	NON-DISCLOSURE OF TECHNICAL INFORMATION

	The Licensee shall not disclose any information received from the Licensor under this License Agreement to any person except the
Licensees employees or agents to whom it shall be necessary in the
Licensees opinion to make such disclosure to enable the Licensee to obtain the benefit of such information in the manufacture of the Products. The foregoing restrictions on disclosure of information shall apply so long as the Products has not become a matter of public knowledge, by disclosure in issued patents, development of such knowledge in the industry or otherwise.

VII.	REPRESENTATIONS AND WARRANTIES

		1.	the Company is duly incorporated and validly
existing pursuant to the laws of the Province of British Columbia;

		2.	there are no options, warrants, rights or
agreements outstanding with respect to the purchase of any of the Rights.

		3.	there are no agreements existing or
contemplated,
written or oral of any nature or kind whatsoever to which the Licensor is a party except as have been in writing disclosed to and approved by the Licensee;

		4.	the Licensor has all corporate power and
authority to carry on its business as presently carried on;

		5.	the making of the License Agreement and the
completion of the transactions contemplated hereby does not conflict with or result in the breach of or the acceleration of any indebtedness under any terms, provisions or conditions of or constitute default under the Articles of Incorporation or any amendment thereto or the By-laws of the Licensor or any indenture, mortgage, deed of trust, agreement, lease, franchise, certificate, consent, permit, licence, authority or other instrument or obligation to which the Licensor is a party or is bound or any judgement, which the Licensor is bound or, to the knowledge of the Licensor, any statute or regulation applicable to the Licensor.

	A.	The Licensee covenants, represents and warrants to
the
Licensor that:

	    	1.	the Company is duly incorporated and validly
existing pursuant to the laws of the State of Nevada;

		2.	the Licensee has all corporate power and
authority to carry on its business as presently carried on;

		3.	the making of the License Agreement and the
completion of the transactions contemplated hereby does not conflict with or result in the breach of or the acceleration of any indebtedness under any terms, provisions or conditions of or constitute default under the Articles of Incorporation or any amendment thereto or the By-laws of the Licensee or any indenture, mortgage, deed of trust, agreement, lease, franchise, certificate, consent, permit, licence, authority or other instrument or obligation to which the Licensee is a party or is bound or any judgment, which the Licensee is bound or, to the knowledge of the Licensee, any statute or regulation applicable to the Licensee.

VIII.	ADVISORY CAPACITY

	In providing the technical information and technological assistance, the Licensor and its employees are acting in an advisory capacity only and nothing herein contained shall be construed as creating a relationship between the Licensor and the Licensee as a partnership or joint venture. Further, it is understood that legal and beneficial ownership of the Technology shall at all times belong to the Licensor.

IX.	TERMINATION

	A.	This License Agreement shall be in force provided
that:

		1. 	if at any time either party to this License
Agreement shall have defaulted in the performance of its obligations hereunder, the other party may give written notice of such default, and if such default shall continue for a period of 30 days after such notice, the party who has so given notice of default may thereupon terminate this License Agreement forthwith by giving to the other party written notice of termination;

		2. 	if any proceedings in bankruptcy or for the
appointment of a receiver-manager or trustee or any other proceedings under any law for the relief of debtors shall be instituted by or against the Licensee or the Licensor, or if either of such parties shall make an assignment for the benefit of creditors, this License
Agreement shall, at the option of the other party exercisable by notice in writing to that effect, forthwith terminate; or

	B.	In the event of termination of this License
Agreement:

		1.	the Licensee shall pay to the Licensor the
royalty fees calculated hereunder to the date of termination as if that date were the end of the month;

		2.	paragraph VI and VII of this License Agreement
shall survive the termination of this License
Agreement; and

		3.	the Licensee agrees that it shall not for a
period of 2 years, either directly or indirectly, be associated with the business of research, development, manufacturing, distributing and retailing business of electric vehicles in the Territory.

X.	NOTICE

	Any notice given by either party hereto to the other party shall be deemed to have been sufficiently given if sent by registered mail, to the address of the other party set forth on page one hereof, unless and until another address shall have been designated in writing by such other party for that purpose. Any notice so given shall be deemed to have been received five business days following the day that it was sent.

XI.	SEVERABILITY

	Should any part of this License Agreement, for any reason, be declared or held invalid, such invalidity shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this License Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this License Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

XII.	FURTHER DOCUMENTS

	The parties shall execute such of the documents and do such other things that may be reasonably necessary to give full effect to the transactions contemplated hereby.

XIII.	GOVERNING LAW

	This License Agreement shall be subject to and governed in accordance with the laws of the Province of British Columbia, Canada, and the parties hereto do attorn to the exclusive jurisdiction of the Courts of the Province of British Columbia.

XIV.	COUNTERPARTS

	This License Agreement may be executed in counterpart and the counterparts altogether shall constitute a fully executed License
Agreement, and any facsimile signature shall be taken as an original.

	IN WITNESS WHEREOF the parties hereto have duly executed this License Agreement as of the day and year first above written.

E.T.C. INDUSTRIES LTD.	)
	)
	)
/s/                                       	)
Per: Authorized Signatory	)



DIRECTION TECHNOLOGIES INC.	)
	)
	)
/s/                                       	)
Per: Authorized Signatory	)

SCHEDULE A

Assets Inventory

All patents, patents pending, trademarks, copyrights, title, engineering designs, concepts, models, prototypes, parts, manufacturing machines and tools, trade secrets, know-how and show-how, and customer lists associated with the research, development, manufacturing, distributing and retailing business of electric powered vehicles of the Vendor and more particularly:

One 1987 Suburban Truck VIN# CSUBR 1GKGRZ6N1HF576447

One 1993 Pace Trailer VIN# 4PZUB1626SU001744

One MI-5 Electric Car

One MI-6 Electric Car

One complete set of MI-6 Electric Car Moulds